Exhibit 10.17

LEASE RENEWAL AGREEMENT

PARTIES:

LEE JOINT VENTURE, a joint venture of Robert B. Lee, Ronald E. Lee, and, Terry N. Lee (“Lessor”)

and

COUNTRY COACH, INC., an Oregon corporation (“Tenant”)

RECITALS:

A.                                   Lessor and Tenant are parties to that certain real property lease dated October 12, 1995, a copy of which is attached hereto (“Lease”).

B.                                     The Lease provides in paragraph 21 for Tenant to have two options to renew the Lease, each for an additional period of five years, by giving written notice to Lessor not less than 90 days prior to the expiration date of the initial term of the Lease or the current renewal term of the Lease, whichever is applicable.

C.                                     By letter dated October 26, 2000, Tenant gave notice of its desire to exercise the option to renew said Lease for one additional period of five years commencing on November 1, 2000, and ending on October 31, 2005 (the “Renewal Term”). Despite the fact that the notice of the option to renew was not timely given, the parties wish to renew the Lease as though notice of the option to renew had been timely given.

AGREEMENTS:

1.                                       Recitals. The above recitals are deemed true and are incorporated herein.

2.                                       Renewal Period. For valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree that the Lease be deemed renewed for the Renewal Term on the terms and conditions provided for in the Lease as though the Tenant had given timely written notice thereof to Lessor pursuant to Paragraph 21 of the Lease.

DATED this 2nd day of January 2001.

LEE JOINT VENTURE

	By:	/s/ Robert B. Lee
ROBERT B. LEE

	By:	/s/ Ronald E. Lee
RONALD E. LEE

	By:	/s/ Terry N. Lee
TERRY N. LEE

COUNTRY COACH, INC.

	By:	/s/ Jack L. Courtemanche
JACK L. COURTEMANCHE
Chairman, CEO